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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CIBER, Inc.
Greenwood Village, Colorado

We hereby consent to the use in the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 of our report dated June 18, 2003, relating to the consolidated financial statements and schedule of SCB Computer Technology, Inc., which is attached to the proxy statement/prospectus, and to the incorporation in the proxy statement/prospectus by reference of our report dated June 18, 2003, related to the consolidated financial statements of SCB Computer Technology, Inc. appearing in the Company's Annual Report to shareholders, which is incorporated by reference in the Company's annual report on Form 10-K for the year ended April 30, 2003. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

Memphis, Tennessee
January 26, 2004

/s/ BDO SEIDMAN, LLP

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  Exhibit 23.2